Exhibit 99.2

FIRST UNITED CORPORATION
2009 Annual Meeting of Shareholders Presentation
May 14, 2009

BILL GRANT

Slide 1: Bill Grant

Good Morning fellow shareholders and welcome to your 2009 Shareholders’ Meeting. 2008 was the most challenging and difficult year in half a century for both the nation’s economy and your Company. We have a lot of ground to cover with you this morning, and I have several views to share with you in particular. I want to first, however, give you the opportunity to hear from your executive leadership here at First United. I can assure you that they have been working very hard on your behalf throughout the last year, and the first several months of 2009. Each will report to you from the perspective of his or her area, and we will start with Bob Kurtz, President & Chief Risk Officer.

Before I turn the stage over to Bob, I want to call your attention to the fact that our reports contain forward-looking statements. Forward-looking statements do not represent historical facts, but statements about our beliefs and intentions for the future. These statements are evidenced by terms such as “anticipate”, “hope”, “estimate”, “should”, “expect”, “believe”, “intend”, and similar expressions. While these statements reflect the Company’s good faith beliefs, expectations, estimates and projections about, among other things, the industry and markets in which the Company operates, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially. For a discussion of these risks and uncertainties, see the Risk Factors contained in the Company’s 2008 Annual Report on Form 10-K that was distributed along with your proxy materials.

Bob…….
BOB KURTZ

Slide 2: Bob Kurtz

Good Morning!

I would like to start my presentation by taking a quote from Mr. Dimon’s 2008 Letter to the Shareholders’.  Mr. Dimon is Chairman & CEO of JPMorgan Chase & Co. (quote)

Slide 3: Failed companies

“In 2008, Bear Stearns collapsed; Lehman Brothers declared bankruptcy; Fannie Mae and Freddie Mac were placed into government conservatorship; the government assumed majority ownership of AIG; Merrill Lynch sold itself to Bank of America; Wells Fargo took over a struggling Wachovia; IndyMac and WaMu went into receivership by the Federal Deposit Insurance Corporation; Countrywide and the U.S. mortgage business virtually collapsed; the two remaining major investment banks, Goldman Sachs and Morgan Stanley, became bank holding companies; around the globe, French, British, Swiss and German banks were rescued by their governments;

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Slide 4: Quote

and the world entered the sharpest, most globalized downturn since the Great Depression.”  (unquote).

Last year we heard comments about the possibility of a deep recession and in various parts of the country housing starts have come to an almost standstill, housing values have plummeted, foreclosures are going through the roof and the rate at which jobs are being lost is escalating.  This year that reality is common place throughout the country.  There are very few spots where the recession is not having an impact.  First United and the markets it serves have not been immune to this economic environment.

In 2007 and into 2008, First United was dealing with a concentration of what we call A&D loans or “acquisition and development” loans.  We lend money to developers who purchase large tracks of raw land and as they build out the infrastructure, such as roads, water, sewage and certain other amenities, these developers sell the unimproved lots for future housing.  We have seen this market slow considerably, but depending on the market area, lot sales have not come to a standstill. In the latter part of 2008, the economic market that generally just impacted the previously mentioned speculative / investment lending areas, now has spread to the consumer and the small business customer.  We are now seeing less demand for loans in most loan types.

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Slide 5: Bankruptcies and Foreclosures

Contrary to what one would expect, our bankruptcies and foreclosures in 2008 were comparable to what we experienced in 2007.  But, in the first quarter of 2009, we are seeing those numbers escalating.  Delinquency rates, a leading indicator of potential losses in our portfolio, are on the increase, but still considerably less than the national average, regardless of the type of loan.  As of December 31, 2008, unemployment rates throughout our market area have been between a low of 2.60% in Monongalia County in West Virginia, to a high of 6.70% in Washington County, Maryland.  They compare favorably to the Maryland average of 5.30%, and on average were less than the national average of 6.70%.

In order to assist our distressed consumer customers through these difficult times, we have implemented an internal loan modification program.  This formalized program continues to do what we traditionally try to do for our customers, without asking for any intervention from the Government.   The purpose of the program is to suppress the loan rate for a period of time, to a point where the customer can now afford his/her payment.  When that customer gets back on his feet, the rate will revert back to the original contract rate.     First United has a culture of working with our customers, providing forbearance where needed, and in most cases, we are able to work out of a difficult situation, which is in the best interest of all parties.

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Slide 6: Loan Loss Provision/Non-Performing Loans

If you have reviewed our 2008 annual financials, you will note that there was an unusually large provision expense to our allowance for loan losses.  The charge to earnings of $12.9 million for 2008 was considerably larger than the $2.3 million charge in 2007.  The allowance for loan losses is maintained to absorb future losses from the loan portfolio.  It is based on management’s continuing evaluation of the quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of collateral, past and anticipated loss experience, and the amount of non-performing loans.

Non-performing loans, those loans 90-days or more past due plus non-accrual loans, increased considerably in 2008, from $8.7 million in 2007 to $28 million in 2008, a $19.3 million or 222% increase.  Based on information that we know at this time, we feel confident that we have identified our losses in these loans, and have adequately reserved for those losses.

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Slide 7: 2009

During these very difficult and challenging economic times, your Company has implemented changes that should have a positive impact enhancing the strength of First United.  Where opportunity exists, we have added personnel to our well qualified Credit Quality and Underwriting staffs.  We have reviewed and modified some of our lending practices, and most important, for those commercial customers willing to meet with us, we have worked on plans to get them through these troubled times.

For these reasons, your Management team is optimistic that we will work through these difficult times while maintaining the high quality standards that are traditional at First United.

Thank You!

CARISSA RODEHEAVER

Slide 8: Carissa Rodeheaver

Good Morning!

Slide 9: Rough Waters

2008 turned out to be a very challenging year for the financial industry.  First United Corporation was certainly not immune to these challenges.  Throughout 2008, your management team and associates navigated your company through the rough waters of an economic recession, a housing crisis, a historically low interest rate environment and the public fear of the banking industry created by media hype and half-truths.  However, we recognize that today’s challenges create tomorrow’s opportunities.

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Today, I will review our financial performance for 2008 and I will briefly discuss the results of our first quarter in 2009.  For more detail, I encourage you to read the discussion of our financial results and condition in our most recent Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q which are available to all shareholders on our website.

Slide 10:  Net Income

Our net income for 2008 was $8.9 million.  This reflects a decline of $3.9 million from 2007.  The decrease in net income resulted primarily from factors associated with the recessionary economic environment. Two primary factors were an increase in the provision for loan losses and a non-cash other-than-temporary impairment charge on the investment portfolio.  As Gene and Val will discuss later, fee income from trust and investments and insurance was also down in 2008 as a result of the falling stock and bond markets and a soft insurance market. However, our core margin business remained strong during the year producing record net interest income.

While the reduced net income was disappointing, we must point out that despite the economic challenges, First United Corporation remained profitable in 2008 and continued our tradition of paying a dividend.  We returned $.80 per share to our shareholders, a 2.6% increase over 2007.

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Slide 11:  Asset Growth

Our total assets reached $1.64 billion at December 31, 2008, representing an increase of $160 million, or 10.8%, over assets at December 31, 2007. Our investment portfolio grew $50 million, or 16%, over 2007 as mortgage-backed securities increased by $62 million and U.S. government agencies increased by $23 million offset by a $43 million decline in corporate bonds. The Corporate portfolio consists primarily of Preferred Term Securities which are pools of preferred securities issued by trust subsidiaries of various banks and holding companies.  The decrease in this sector is due to a decline in the market value of these securities directly attributable to the current economic and financial environment. Our investment portfolio is reported at fair value in accordance with the recent accounting guidance provided by the Financial Accounting Standards Board.  Due to the inactive markets present in today’s environment and our exposure to corporate bonds in the financial industry, a portion of our portfolio has declined in value and we are evaluating it regularly for credit impairment that is other-than-temporary.  We provide an in-depth discussion regarding our valuation techniques and impairment testing in our 2008 Form 10-K and in our March 31, 2009 Form 10-Q.  In addition to the growth in our investment portfolio, our loan portfolio increased by $91 million, or 8.8%.

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Slide 12:  Loan Growth

Gross loans reached $1.134 billion at year end driven primarily by commercial and residential loan growth.  We continued strong origination of new commercial loans and participations with other banks as we expanded our franchise in our growth market areas and continued to develop strong relationships with both existing and new community oriented business owners in all market areas.  Our residential loan growth came from both fixed and variable rate products.  But, as rates continued their decline in 2008, we consciously made the decision to utilize our secondary market outlets rather than booking long-term, low fixed rate mortgages.  Consumer loans continued to decline, mostly in the indirect auto portfolio. Steve will provide more detail on the loan portfolio in his presentation.

Slide 13:  Deposit Growth

Total deposits increased by $96 million in 2008, or 9%, when compared to 2007.  The increase in deposits resulted primarily from growth of our in-house Prime Saver and retirement accounts as well as brokered certificates of deposit and money market products.  The increased FDIC premium coverage for deposit accounts during 2008 assisted our retail staff as they were very successful in growing our core deposits.  We maintained a short duration in our deposit portfolio in order to take advantage of the declining interest rate environment.

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Slide 14:  Net Interest Income

As indicated earlier, our loan and deposit growth was very profitable and created record net interest income in 2008.  Net interest income continues to be the heart of our operations, contributing 79% of our total revenue stream.  It is the difference between the interest we earn on loans and investments and the interest that we pay for deposits and other borrowings.  During 2008, interest rates declined rapidly as we saw a decrease of 500 basis points in the federal funds rate.  This set the stage for our increasing net interest income as management was successful in proactively lowering our cost of funds while managing the decreased earnings stream on our loans and investments.  We had positioned ourselves well with a liability sensitive balance sheet.  Essentially, this means that our deposits and borrowings re-priced faster than our loans, producing higher net interest income.  Total net interest income for 2008 was $52.2 million, an increase of approximately $8 million over 2007.  As you will note, this increase is the largest increase in net interest income that First United Bank & Trust has experienced since 2002, the period shown on this chart.

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Slide 15:  Net Interest Margin

 The increased net interest income is directly reflective of the increased net interest margin during 2008.  Because our banking operation continues to be our primary source of revenue, managing our net interest margin remains a high priority for our Treasury team.  While we experienced many rate wars in deposit pricing with our competitors as they sought liquidity, we chose to adhere to the sound business practices that we have established over the past several years.  Our special pricing was available to those customers who choose to have full banking relationships with First United, those who view us as their primary bank and value the high level of service that we strive to provide.  We supplemented our funding needs with wholesale deposits which were priced much lower than the retail markets.  Adherence to this discipline drove our interest expense down for 2008 and resulted in an increase in net interest margin of 17 basis points, moving from 3/51% to 3.68% by year end.  We fully expect to see margin pressure in 2009 due to the floors that we have reached on many of our deposit products.  However, as you will note later in my presentation, we continued to gain momentum during the first quarter of 2009 as we increased the margin by an additional 18 basis points.

Slide 16:  Non-interest Income

As indicated on this chart, other operating income declined by $1.3 million when compared to 2007.   Due to the distressed financial industry and our exposure to this industry in the corporate bond portion of our investment portfolio, the bank recorded a non-cash charge of approximately $2.7 million as a result of an other-than-temporary impairment analysis performed on our investment portfolio at year-end. While service charge income remained healthy, our trust and investment and insurance lines of business were impeded by unfavorable market conditions.

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Slide 17:  Other Operating Expense

Other operating expense for 2008 increased by $2.1 million, or 6%, over 2007.  Salaries and employee benefits represent approximately 53% of this category and accounted for $.9 million of the increase.  This was attributable to normal merit increases and new hires to support on-going operations and production, offset slightly because no executive bonuses were paid for 2008.

Occupancy and equipment expenses also increased related to expansion and a full year of expenses for operations center which opened during 2007.  We also experienced increases in marketing, membership fees and licenses and miscellaneous conversion costs as a result of our core processor conversion completed in April of 2008.  While I am mentioning our conversion, I would like to thank and commend Jason Rush, our Director of Operations and all of our associates for their tenacity and perseverance during the conversion process.  This was just one other challenge that we faced during 2008.  We can be very proud of a virtually seamless core processor conversion.

The following financial performance ratios are monitored by our internal management as well as the investment community.  Most are dependent upon the profits of our company.

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Slide 18:  Efficiency Ratio

The first ratio we will review is the efficiency ratio, which represents how efficiently the company manages its overhead expenses.  In this case, a lower number indicates better performance.  Despite the many challenges we faced in regard to the credit quality of our investment and loan portfolios, we saw an impressive improvement in our efficiency ratio from 62.77% in 2007 to 59.85% in 2008.  The improvement was driven by our increased net interest income and our attention to efficiencies and control of operating expenses.

Slide 19:  Return on Average Equity

The return on average equity represents how well the management of our company invests our capital.  The significant decline in income as compared to prior years shows a considerable decline in this ratio from 12.70% in 2007 to 9.31% in 2008.  The high provision expense and the investment loss spurred by the economic downturn were largely responsible for this decline.

Slide 20:  Earnings per Share

For the same reasons, the next chart reflects the reduction in income and the associated reduction in earnings per share as we ended 2008 at $1.45 per share.

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Slide 21:  2009?

On May 11, 2009 we announced the results of operations for the first quarter of 2009.

Slide 22:  March 31, 2009 Financial Results

We continue to feel the effects of the recession – high unemployment, low consumer confidence and spending, a stagnant residential real estate market, low loan demand and continued pressure on the financial markets.  This translates to more of what we experienced in 2008 – high provision expense as we recognize the reduced value of our real estate collateral, low service charge income as consumer spending has declined, unfavorable market conditions for our trust and investment and insurance lines of business and credit losses in our investment portfolio as we continue to evaluate our portfolio for impairment.  At the same time we are faced with these challenges, we also have recognized many opportunities.  We continue to experience solid retail deposit growth which has allowed us to reduce our wholesale borrowings.  In addition, as I mentioned earlier, our margin continues to be impressive as we maintain tight control over interest expense and capitalize on the short duration of our liabilities.

As we announced in our 2008 annual reporting, during the first quarter of 2009, we determined that it was in the best interest of our shareholders to participate in the U.S. Treasury Capital Purchase Program.  We believe that participation will allow us to protect the interests of our shareholders during these uncertain economic times.  The additional capital provides a cushion to guard against the effects of possible future losses in both our loan and investment portfolios. Your board of directors and management team feel that this is crucial during a time in which very little capital is available and what is available comes at a very high price.

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Slide 23: Smooth Sailing

As I mentioned at the start of my discussion, today’s challenges create tomorrow’s opportunities.  As we review and evaluate the challenges we faced in 2008, and are continuing to face during 2009, we are using these experiences to enhance our sound business practices which should make our institution stronger for the future.   We recognize that the decisions we make today will very likely have a significant financial impact on tomorrow. We look forward to the days of smoother sailing and the opportunities that a strong community bank will have when the economy recovers, consumer confidence returns and growth begins.
Thank you!

STEVE LANTZ

Slide 24:  Steve Lantz

Good morning—During 2008, gross loans increased by 8.8% or $91 million over 2007. The growth was primarily focused in our commercial area with $84 million growth and residential mortgage and construction loans with $21 million growth. These were offset by a $13 million decline in consumer installment loans. This realignment of our loan portfolio is consistent with management’s objectives to grow higher yielding commercial loans.

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Slide 25: Loans Outstanding

Commercial loans increased 17% or $84 million in 2008. Origination of commercial loans remained high in 2008, similar to 2007. The growth was consistent with our focus on expanding relationships with community oriented business owners. Most new commercial loans were priced on a variable rate basis, resetting monthly up to 5 years in duration. Commercial loans are collateralized primarily by real estate and to a lesser extent, by other business assets. Unsecured commercial loans represent an insignificant portion of total commercial loans.

Residential mortgage loans increased 5% or $21 million in 2008. Growth in the mortgage portfolio during 2008 was fueled by variable and fixed rate loans in our market areas. Residential mortgage loans are collateralized by the related property. Any residential loan exceeding a specified internal loan to value ratio requires private mortgage insurance. Although the bank does retain some fixed rate loans in the portfolio to meet its requirements under the Community Reinvestment Act, most fixed rate loans are originated in a brokering capacity for which the bank receives a broker fee.

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Consumer installment loans decreased 8.7% or $21 million in 2007. This decrease reflects management’s continued shift towards commercial loans with less emphasis on the highly competitive consumer loan market. Specifically, less focus was placed on growing our automobile indirect loan business. We continue to value our current dealer relationships but growth in this sector has not been our priority.

As we look forward, we intend to continue the pursuit of profitable and sound relationship opportunities. During 2008, we invested for the future in our commercial area by adding 2 seasoned and experienced commercial bankers for our Frederick County market area. Consistent with 2008, we will continue to do our best to increase net interest margin. On behalf of our entire production team thank you for your support.

ROBIN MURRAY

Slide 26:  Robin Murray

Good morning, at this time, I would like to share with you a brief overview of your company’s core banking performance in 2008 and the Team Sales strategies that assisted in this growth.

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Slide 27: First United’s Retail Deposit Growth 2007 and 2008

Core deposit growth still remains a key performance ratio for the Retail Team.  In Carissa’s presentation, she reported the total deposit growth for our Company, which included the use of outside brokered CD’s and other wholesale funds.  I will be reporting on the core deposit growth that was generated from our retail offices by growing customer relationships.

As I reported last year, during 2007 bank deposits in the State of Maryland grew by only 2.4%.  In 2007 we surpassed this, and as a matter of fact, we ranked the second highest bank for deposit growth in the State of Maryland.  We ended 2007 by growing Retail deposits by $62 million.

Slide 28: State and National Averages

Our deposit growth has continued to trend positively. As this next chart indicates, bank deposits in Maryland grew by only 1.7% from June 2007 to June 2008, according to the Federal Deposit Insurance Corporation statistics, the weakest growth since 1996.  The state growth rate was below the national average increase of 4.8%.  Once again, we outpaced state and national averages.  We experienced a 6.2% growth in deposits from our branch franchise during this same time period.  We ended 2008 by growing Retail deposits by $54 million.

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Slide 29: Team Sales Strategies

Much of this growth was fueled by our regional Team Sales groups.  Team Sales is one of the most critical and strategic initiatives to facilitate our relationship strategy.  This initiative is one that truly assists our customers in providing the right solutions for their financial well-being and provides your Company the profitability across all lines of business.  Our Team Sales is a group of regional specialists, which encompasses our banking, investment and insurance professionals.  These teams are lead by our Regional Market Presidents.  This Team Sales group does an excellent job of identifying customer needs, and then developing plans to assist them in realizing their hopes and dreams.

The size of your Company offers us many opportunities to execute this team sales strategy.  We are large enough to offer a full array of banking services, including investment and insurance solutions.  Yet, we are small enough to be able to gather our team specialists and meet one on one with existing or potential clients.

We can execute our team sales strategy better than our competitors because of our flexibility, responsiveness, and most of all, our ability to customize solutions for each of our targeted segments.  We are a community bank with professional and experienced staff.  This continues to be our point of difference in all the markets we serve.

Slide 30: 2009 Initiatives

Our 2009 Team Sales initiative also continues to be focused on developing relationships with Community Oriented Business Owners.  Business owners that are very involved in the community in which they live exhibit a higher perceived value of relationship banking.  We can serve not only their business needs but also their personal banking needs.

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One of our strategies for attracting the business owners will involve several unique market level initiatives.  We will be applying the principles of word of mouth marketing.  This should enable us to tap into the unique traits of each market - and of human nature – to create a buzz.  We are hoping to cut through the clutter of mass media advertising and develop local initiatives that will spread awareness and talk about our services among our Business Owner target in each community.

Slide 31: Baughman’s Lane & Suncrest Towne Centre

Despite what is happening with the economy and the banking industry, your Company is not standing still.  We are looking ahead and moving forward with our expansion efforts in Frederick MD and Morgantown WV.  We just opened our 3rd branch in Frederick on Baughman’s Lane and will soon be hosting a Grand Opening for our 3rd Morgantown Office located at Suncrest Towne Center.  This location will not only provide retail banking products, but will also house specialists for our non-traditional services. These offices should make it more convenience for our Morgantown and Frederick customers to conduct their financial relationships, and should provide additional income for your Company.  We are excited about the many growth opportunities this franchise expansion will provide us.

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As we move forward, we will tailor all these initiatives around expanding revenue opportunities for our well-defined and targeted sales approach.  The effective execution of these strategies should enhance shareholder value and position us for continued success in years ahead.  Thank you.

RICK THAYER

Slide 32: Rick Thayer

Good morning ladies and gentleman. Over the next few minutes, I will give you a brief update on your corporation’s achievements in the areas of Strategic Planning and Marketing.

Slide 33: Vision, Mission and Critical Success Factors

For the past three years we have developed our strategic planning activities into an ongoing process. This has become especially valuable as we are able to adapt our short term tactics and plans to succeed in the current economic climate while at the same time remaining consistent in our focus as a customer driven organization. And, this flexibility allows us to remain true to our mission, visions and critical success factors.

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Your Directors, Executives and Advisors have worked as a team to identify and implement plans that will guide us. Over the past year, we have continued to invest in our infrastructure, delivery channels, people and processes to ensure we continue to meet and exceed the needs of our customers, especially Community Oriented Business Owners. These broad goals are refined into specific action plans to ensure their completion. Some of the achievements from this process over the past year include implementation of a new software platform for the Bank, progress on opening new branches in our growth markets, the hiring of experienced sales associates and a formalized program to improve the efficiency of our operations.

For 2009, our strategic focus continues to be on areas that will improve the customer experience. We are making investments in sales training, upgrading the features and functions of our web site, promoting our name and new associates in our growth markets as well as ensuring that we are receiving the best value possible from our technology investments.

Slide 34: Insurance Group

In the Marketing area in 2008, we continued to develop the My Bank/First United brand as standing for delivering customer focused solutions from a bank that is safe, sound and secure. A key part of this effort was extensive work to improve our name recognition and awareness in our growth markets. We did this by promoting the specialists we hired in the areas of lending, insurance and Trust & Investments. In addition to media, we used targeted direct mail to reach out to business owners.

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Slide 35: Trust & Investments

Our ability to make additional and more effective use of direct mail will be enhanced by the implementation of marketing analysis and campaign management software combined with a comprehensive demographic analysis of our consumers. From these we hope to be able to identify specific opportunities to cross-sell the right products and services to the right customers. And we will be able to identify prospective customers with similar characteristics so that we can be more effective through better targeting.  Finally, we will now be able to measure the success of our marketing campaigns.

Other areas where we have supported the sales force in 2008 include the development of new and improved collateral materials for insurance, commercial and mortgage lending and trust and investments. In the retail area, we are supporting the upcoming branch openings with targeted direct mail and media.

Slide 36: President’s Club

Our President’s Club continues to be highly successful. Trips to the Kennedy Center and the Smoky Mountains in 2008 were sold out and attendance at seminars grew nicely. Trips for 2009 include an Alaskan cruise. The President’s Club is designed for our larger consumer depositors and is an excellent customer retention tool for the Bank. Our 2,600 club members have nearly $228 million in deposits with us, over $28 million in loans and 787 trust relationships.

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Many of these planning and marketing activities will be ongoing in 2009. Additionally, we are conducting a survey to gauge the satisfaction level of our customers as well as individuals who use other financial institutions. The results will allow us to fine tune our sales behaviors and processes to support our strategy as a customer driven company.

Thank you for your ongoing support of First United.

JEANNETTE FITZWATER

Slide 37:  Jeannette Fitzwater

It is tempting in times such as these for companies to fall into making decisions that only benefit them in the short-term. And while we know that some of this must necessarily happen, your Human Resources team continues to strive for a more strategic approach to meeting our human capital needs.

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Cost Savings—2008

We actively seek opportunities to streamline our efforts in ways that will sustain us well going forward. During 2008, your Company benefited from the transition to a new core processor, Metavante. This more user friendly system has allowed us to revise our initial training of associates, so that we may, for instance, supply a new teller on the line 2-4 weeks faster than a year ago. This obviously results in better service to our community office staff, and ultimately to our end customer. In addition, with this and various other training changes, we hope to save approximately $100,000 per year in associated expenses.

Our Wellness Team and the HR staff are constantly monitoring our health care expense. Due to a consistent emphasis on employee wellness, we continue to outperform our peers. Recently we experienced a 9% increase in expense, while peers averaged a 19% increase. Best of all, we were able to share some of this savings directly with those associates who completed a year-long wellness program.

Cost Savings—2009

Your HR and training team has anxiously awaited the introduction of a web-conferencing tool. In the first quarter of 2009 this became available. We are currently evaluating and implementing its use for our training and meeting needs. Our goal is to reduce our time and related travel expenses by another 25% this year. In addition to saving us hard dollars, it allows us to be timelier in providing our communication. It’s always a win when both quality and cost savings go hand in hand!

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Last year I told you about our tracking mechanisms for retention of staff and time to fill positions. These are long-term strategic metrics which we continue to monitor. In addition, this year we have added two ambitious goals for staffing efficiency.  First, we want to maintain the same level of Full-time equivalent staff through the end of 2009, as we posted at year-end 2008. Our second goal is to decrease our overtime expenditures by 66% for 2009. It’s this fine-tuning that we believe will allow us to make more strategic investments.

Strategic Investments—2008

Much of our investment in key associates for 2008 was centered in Frederick County. Over a year ago, your Bank made a well defined commitment to providing additional resources to support this market area. I’m pleased to announce that last year we rounded out the Frederick team by adding a market president, two commercial lenders, a mortgage originator, two commercial insurance producers and a Trust Officer. In addition, we have recently added a Commercial Sales Manager whose home office is located in Frederick. So while we have closely monitored HR expenditures, we have continued to make hires that support our overall growth plan.

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Strategic Investments—2009

Earlier I mentioned that we want to maintain the same number of full-time equivalents this year. Despite this direction, we continue to invest in strategic hiring.  At the same time, we have chosen to keep some less critical positions vacant. Our new hires for 2009 will primarily support our new Morgantown and Frederick offices, as well as the addition of Wiles Insurance Agency. These staff additions are critical components to in our five year plans.

Managing staffing levels, typically a company’s greatest expense, is always a fine balance. You can be proud that your company is perfecting its staffing efficiency, while continuing to build a foundation for ongoing growth. We believe this approach exemplifies a truly “effective financial solution” for our customers, our employees and you, our shareholders.

GENE HELBIG

Slide 38: Gene Helbig

A very pleasant good morning,

I don’t think I need to devote much time convincing you that 2008 was tough on our Trust and Investment division.  Along with every other financial or investment advisory institution, we’ve been forced to endure many obstacles. We’ve actually seen major financial and regulatory institutions in developed countries fail.   These problems were difficult enough to navigate, but when fueled by media frenzy, they became even more difficult.

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The next few charts will show that even with the many obstacles thrown in our path, the Trust and Investments team posted positive outcomes.

Slide 39: Trust Department Market Value

The first chart reflects that our assets under management only decreased by 13.7%. As a comparison, the S&P decreased 37%.

Slide 40: Trust Department Income

Since the bulk of our revenue is generated from fees on Assets under Management, one would think that our revenue would also be down about 13.7%, but actually revenues were just down 2.6%

Slide 41: MAP Performance

Over the past 5 years, our Managed Asset Portfolios or MAP accounts also continued to beat their relative indices. From the chart behind me, you can see that 6 of our 7 models are significantly better than their relative indices and actually have a positive return. Here is another comparison.

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Slide 42: MAP Objective

I’m sure you’ve heard someone lamenting, “My profits for the decade have been wiped out.”  The representative balanced portfolio chart behind me shows that an investor in our Balanced MAP account having $1,000,000 on January 1, 2000, would have had nearly $1,146,000 on 12/31/08. I am comparing to the broad S&P index to show that we have provided positive returns with much less risk.

Slide 43: Points from 2008

Now let me share with you some other positive points from 2008:

In spite of our dedication and assistance, some of our clients did seek absolute safety by liquidating their holdings, but we lost no significant amount of accounts.  We attribute this to our careful risk assessment process. We are very careful to be continually contacting our clients and updating their risk tolerance as we really want them to “sleep well at night.”  If they are not, we will assist them to make the appropriate changes.

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Even during the turbulent times of 2008, our most dedicated and professional sales team posted 89% of their sales goal. I think this is just fantastic when you consider an environment of a less than enthusiastic investment community.

Through the efforts of our investment department, we began sponsoring weekly economic conference calls.  These have been especially popular as they provide another means of communication with our client base.  Now that the immediate panic is subsiding, we’ve downsized them to a monthly schedule.  Recordings of these conferences can be found on our web page MYbank4.com. Please take a few moments to listen in.

Last, we continually focused on our standards of fiduciary responsibilities.  We are fiduciaries.  Now, what this means for those of you who are our clients is that we have well establish legal duties.  The #1 duty is to do what is right for you and for your investments.  The second legal duty is to operate in a confidential manner; the 3rd legal duty is to eliminate conflicts of interest.  This higher standard of conduct and these legal duties brings to our clients and to their family peace of mind and confidence.  They can relax, or “sleep well at night” knowing that their account is being prudently managed and rebalanced with skill and accountability.  This fiduciary status sets our Trust and Investment Department apart from other financial salesmen or investment companies.  Actually, our competitors without trust powers are now imitating our level of service and what higher form of flattery?

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In closing, I am among those happy to be closing the books on 2008.  Undeniably, the strength and experience gained will be of benefit to all of us in the future.

Thank you!

VAL TEAGARDEN

Slide 44:  Val Teagarden

Good Morning:
The opportunity to serve and learn in a person’s profession is very important.  This is why I am not present with you today.  I have been elected to the board of the American Bankers Insurance Association.  Currently we are meeting in Washington DC with various members of congress to voice our opinion on several issues.  So I have prerecorded this presentation.

The landscape of financial services certainly changed during 2008.  Some of the changes were for the good and some not so good.  As we face adverse times, we can either focus on what we have control over or spend our energy on that which we can’t control.  We decided to focus on what we have control over and position ourselves for future years.

31

Relocation:

In 2008 we relocated our Fisher office in Cumberland, Md.  We wanted to position this office to expand into the Property & Casualty market.  Currently the Fisher location is primarily a life and health agency focusing on group health benefits for businesses.  Now we have the ability to continue growing this line of business and use it as a retail front to expand into other lines of insurance.

Acquisition Opportunities:

At the end of 2008 we completed three agency acquisitions.  All three agencies are located in West Virginia and are full service agencies.  These acquisitions should position us for continued growth in 2009.  We were also able to acquire a contract with Westfield Insurance Company.  This company will open up opportunities for growth in the West Virginia area.

Challenge:

2008 brought many challenges to the insurance industry.  Decline in premiums due to the soft market continued through 2008 and is still present in 2009.  Our revenue decreased about 15% in 2008 from 2007 to $2,151,321.12. This type of soft market is good for the consumer, with lower insurance premiums, but challenging to agency revenue growth.

32

Success:

Even though we experienced a soft market, we were still able to exceed or meet many goals.   Our new business production ended the year at 116.7% of goal.  Our policy retention rate was 92.5% while the goal was 92%.  We also ended the year with 96.38% of renewal revenue, ahead of our 92% goal.

Even though we did not meet our revenue income goal we still managed expenses below the goal and ended at 96.38% of total expense goal.  Every year we look at the ROI or return on investment as a way to track our continued growth and success.  Our ROI for 2008 was 14.93% which is a decrease from 2007’s 18%.

We continue to face a challenging and changing environment in 2009 and will strive to exceed expectations.

Thank you

33

JASON RUSH

Slide 45:  Jason Rush

Good morning.  Last year, First United underwent one of the largest changes it has experienced in over 30 years, converting to a new core processor; you may remember my comments last year were focused primarily on those changes; I assure you that all of our employees are still very much aware of those changes.  I would like to take my time today updating you on our progress with this ongoing project and the improvements we've continually sought to better serve our customers while becoming a more efficient organization.

We have now been on our new system for a little over a year and have become very fluent and comfortable with the system relatively quickly.  We have spent much of the past year adding enhancements to our solution and tweaking the various systems to our liking.

One of those tweaks has allowed First United to become more environmentally friendly by providing the opportunity for our customers to choose to receive paperless statements through email, saving the organization the costs of printing and mailing, and saving customers from storing folders full of statements that are rarely reviewed.  All of this can now be accessed through Internet Banking easily and conveniently.  We have been very pleased with the number of customers that have chosen to migrate to electronic statements since becoming available.

Additionally, we have begun to store internal documents electronically; making many of our account and related documents easily accessible and limiting the storage space required to house thousands of paper documents.  This saves the organization time and money.

34

Many new programs and features have also become available to First United which we have been happy to bring our customers.  Late last year, we introduced a new Rewards program, providing customers with another incentive for banking with First United and primarily using their debit card.  We have rewarded customers with points which can be redeemed for merchandise, travel rewards and gift cards.  This reward program even offers customers the ability, unique among competitor banks, to receive cash back directly into their checking account.  We have seen a tremendous acceptance of this as the reward of choice and are pleased to provide that to our customers.

Slide 46: New Website

We also rolled out an updated website with a new and more modern look and feel in the 3rd quarter of last year.  This change led to an immediate increase in our number of average daily visitors to the site and the amount of time they spent looking over the products and services information in it.  The new site has more options and an easier to navigate interface.  Additionally, our customers are now able to open deposit accounts directly through the website with a few simple steps, find nearby branch locations more quickly and easily access the balance on their rewards account!

In the future, we look to further enhance the viability and interactivity of our website by adding sites dedicated to our Trust, Investments and Insurance areas; methods of communicating with our customer service associates directly through our website; receiving customized account recommendations; receiving local community information; and the ability to access information via your mobile phone.

35

While we still have a number of projects underway internally to improve our systems or streamline our efforts, we are pleased with the overall progress that we've seen to this point after converting to our new systems.

Slide 47: LEAN

I would also like to mention that we certainly continue to benefit from our involvement in the LEAN process.  LEAN is a thought process that basically does three things.  It creates value for our customers, enhances our financial results and eliminates waste.   By getting employees from all areas of the Company involved in LEAN events we reap additional benefits when these employees put LEAN thinking to practice in their own areas of responsibility.  Over the past year we have held LEAN events in our Mortgage, Trust and Retail areas and while we have not been able to complete all of the recommendations from those events we have been pleased with the results to date.
We will continue to search for additional opportunities to become a more efficient company.

36

BILL GRANT

Slide 48: Bill Grant

I hope these presentations are helpful to you in understanding the many facets of our business. In my comments with you today, I would like to explore the national economy, the banking environment, and how your Company has been both impacted and changed by these external factors. I will conclude with a view into our future.

Slide 49: Recession

From a national economy perspective, this is certainly the most severe recession on record. It is a recession which began in December, 2007, and became the longest recession on record as of April of this year. It is eclipsed by only the Great Depression. The origins of this downturn seem to be traced to the housing market decline, and the incredibly complex securities market on Wall Street. Experts will spend the next few decades unraveling the reasons for this recession, but these two factors are near the top. The very rapid expansion in the housing market was prompted not only by low interest rates, but also by an environment of easy credit, and lending emanating from several large non-bank entities throughout the country. These loans were securitized and sailed through FANNIE MAE and FREDDIE MAC. These highly rated securities found their way into investment portfolios all over the world. The ease of this process predictably lead to higher and higher housing prices throughout many regions of the country. Housing had become virtually unaffordable in several markets. For better or worse, our markets have an ability to correct themselves, and this correction came hard and fast. Within a very short time, prices collapsed, and borrowers, who may not have truly qualified for the loans, found themselves in a difficult way.

37

It is important to note that much of this situation was caused by non-bank lenders, such as Countrywide. For the most part, it was not the 8,400 community banks throughout the USA.

At this same time, several non-community banks on Wall Street became dangerously over leveraged in the late summer of 2008. This lead to a near-meltdown of economy during some very scary months last fall. From the vantage point of serving on the Board of the Baltimore Branch of the Federal Reserve Board of Richmond, I was able to view this situation as it unfolded. Again, academicians will debate how this catastrophe came to be, but I think it will become clear that we teetered near our second depression. I applaud the Fed for several of the moves that they made during those harried weeks. There will certainly be time in the future to fix blame, but it was clear that the country’s monetary policy was in peril, and that is the reason for some of the unprecedented moves.

As we meet here today, we are still within the grip of that recession. I hope, and believe, that when we meet next year, it will be better. There are glimmers of improvement now becoming apparent. Most agree, however, that the recovery will be slow, sluggish, and perhaps a bit bumpy. I want to clearly emphasize again that much of the cause of the severity of this recession happened far away from most towns and cities of the country, and one needs to look to Wall Street and Washington for the reasons this one has been so tough.

38

Obviously, this recession has had a tremendous impact on all of the nation’s banks, and certainly First United has not been immune from the policies which have come from the responses to this crisis.

Most notably, there has been a lot of talk about the government’s Troubled Asset Relief Program. More than the talk, however, there has been a tremendous amount of misinformation. To appreciate TARP, you have to look back to last fall when the program was created. It was conceived by Congress, with no input from the banking industry or its trade association, The American Bankers Association. The original idea was to use the $700 billion to purchase troubled assets from banks. It soon became evident that there could be no agreement on how the price for these assets might be determined. “Plan B” emerged as the Capital Purchase Program where capital would be made available to banks in an effort to spur lending and further strengthen banks. Again, banks were not at the table when this was developed. The law clearly stated that the CPP program was only to be made available to strong banks. To underscore this point, the six largest banks in the country were summoned to D.C., and told they would take it. From there, banks were “encouraged” by their regulators to participate with the assurance that this was for strong banks. We, too, were encouraged, and took it for the reasons noted in my Shareholders letter to you.

39

Well, it’s strange how politics affects the message. Now banks across the country are vilified for having a government “bailout”. What is lost in the news is not only the original message, but the fact that CPP must be paid back – with interest.

Not only will the Treasury get its money back, but it is going to earn 5% on its investment. Most projections indicate the government will make a $40 + billion profit from CPP. And, by the way, there has not been a single default in CPP payments.

I wrote to you about some of the issues we are encountering with some of the accounting guidance we have been receiving – most particularly, a concept called mark to market accounting. Philosophically it is hard to argue against valuing something at what a willing seller and willing buyer agree the price should be.  Mark to market, however, focuses on exit pricing and forces a valuation based on an immediate sale, regardless of liquidity within the market. It is sort of like asking you what your house is worth, and then following that up with a question of what it might be worth if you had to sell it right now, before you left the meeting. I think you would agree that most people would come up with two different valuations. It is because of this accounting treatment that we absorbed a $2 million “paper loss” as of year end, and also decided to participate in CPP as protection against the potential future impacts of mark to market accounting.

Well, I am pleased to report that recent changes in this approach have provided a more logical analysis. We now will recognize only potential credit losses in our income, and market fluctuations will be reflected on our balance sheet. Not a perfect solution, but a step in the right direction. The results of this new guidance are reflected in our most recent 10-Q, filed earlier this week.

40

On the heels of this change in accounting procedure, the rating agencies significantly downgraded several securities we own in our investment portfolio. This is, of course, from the same agencies that awarded their highest ratings to dozens and dozens of securitized mortgage investments from Countrywide, Freddie Mac and Fannie Mae that have now left investors high and dry. The consequence of their belated and probably exaggerated downgrades is to have us buffer our capital position, and make use of the CPP, which we had hoped to return soon to the Treasury. The downgrades are discussed in greater detail in our recent 10-Q.

Now, I would like to bring all of this around and discuss how First United has weathered this economy.

Slide 50: First United

Let me state at the outset that we are:

•            Well capitalized and strong
•            Profitable, and
•            Paying our dividend

41

That is more than many of our peers can say.

We did see an increase in our loan losses last year. As we discussed in both my Shareholders Letter and the 10K, many of our commercial customers began to encounter difficulties as the length and depth of the recession became more pronounced. We continue to work closely with these customers, and remain optimistic about the long term prospects of most of them. It is appropriate, however, to take a very conservative approach in our providing for potential losses in the portfolio, and this is what we have done.

Our conservatism has extended into the area of our investment portfolio. I mentioned earlier the impact of recent FASB pronouncements and mark to market accounting. We are further impacted by the ratings assigned to some of the investments by the rating agencies, and we anticipate that we may see additional downgrades over the next few quarters.

            All in all, we are, of course, disappointed with our financial performance in 2008. It is not where we would have wanted to be. It is crucial, however, to evaluate our performance with those of peer banks. Those of you that have attended our meeting through the years know that we have consistently ranked our performance with other publicly traded financial institutions with a market capitalization of $500 million or less.

42

Slide 51: Evaluating Performance

To evaluate our performance we look to three ratios:

1.)           Non-Performing Assets as a percentage of Assets
2.)           Return on Equity, and
3.)           The Efficiency Ratio

Of course, the first ratio is a test as to the loan quality within the bank. The second measures our effectiveness in generating a return on your equity. The last measures the internal health of our Company in essentially the area of cost containment. We have consistently told you that our relative performance on these three metrics serve as an excellent barometer of our performance, relative to similar organizations. I am delighted to tell you that we rank in the 82nd percentile of these companies when looking at the performance in these three key metrics. This mean that by this standard, we are performing better than four out of five banks. We are very pleased to be in the top fifth, and hope that you are as well.

Slide 52: 108 Years Resilience

There are, however, several areas of continuing strength in your Company. This gives rise to the theme of this year’s Annual Report, “108 Years – Resilience”. As Robin noted earlier, we saw a significant increase in our deposits last year, as we grew nearly $100 million. As Steve reported, loans grew by over $84 million, a rate of over 8%. First United has continued to respond to the needs of its customers and communities. Gene shared with you the tremendous underlying strength of the trust of investment areas, in not only beating the performance of the indices, but in taking top-notch care of the customer.

43

And, I suppose, that is the key to the message. We have shared with you our Mission – that of enriching the lives of our customers, employees, and shareholders. This is only accomplished through a strong focus on addressing the needs and goals of each of these groups through careful planning, thorough execution, and taking care of people. Despite the current economy, and in the face of an adverse regulatory and accounting climate, we intend to adhere to our mission.

We will continue to hone our efforts towards a focus on the community oriented business owner. This holistic approach looks beyond just meeting the needs of a small business. It means we are focused on taking care of their personal financial needs, and that of their employees. It means linking arm and arm with them, in being active participants in the communities we serve. And, we have to do this better than our competition; we are taking steps now to remove impediments to focus on this goal and gearing ourselves with the technology and training which allows us to reach that uncommon commitment to service and solution. We are already seeing improvement in our ability to attract and retain customers, and we expect this to continue. As for our employees – associates, as they are known – there is a culture of continual improvement as we look for ways of transforming the Company from good, to great. This is an exceptionally hard task as we tend to compare our performance with some of the best banks in the country. I have the honor of being a member of the Community Bankers Council of the American Bankers Association. This is a group of just 100 bankers from across the country who meet to exchange ideas, provide input on regulatory and legislative matters, and represent our industry. From this perspective, I can assure you that you have some of the finest associates anywhere, working for you, in this Company. In many areas, we are doing things much better than our peers. We have some who are doing better than us, and I can assure you that we are apt pupils.

44

The efforts underway in enriching the lives of our customers and employees should translate into enrichment for you, the shareholder, as well. Financial stocks have been badly battered by this recession, and although First United was no exception, we fared better than many. The S & P 500 was down 39%, the worst year in the past 70. The SNL index for Mid-Atlantic banks was down 47%. The price for First United was down 32%, a tough hit to be sure, but a demonstration of our resilience compared to others. And, while others have reduced or even eliminated their dividends, we have, to this point, done neither. I can give you assurance that one of the most often asked questions at First United is, “What will this mean for the shareholder?” It serves as our beacon as we discuss all aspects of our strategic plan.

45

Slide 53: Misperceptions of Banks

In closing, I would like to enlist your help. You, as our shareholder and owner, obviously have a stake in our future success. One of the most serious challenges we face today is the tremendous amount of misinformation spread by both the media, and Congress. At one of our recent American Bankers Association meetings, its President, Ed Yingling, challenged us to help dispel 4 misperceptions of banks. I would like to briefly review them, and ask you to keep them in mind, and bring them up in your conversations with friends and neighbors.

1.
Traditional Banks – We are not the problem, we are the solution. Most of the troubles today can be traced to non-banks, and a few money center banks around Wall Street. The 8,400 community banks continue to be strong and serve their communities – just like First United.

2.
Banks are Lending – Much has been said about banks not lending. Nothing could be further from the truth. Lending nationally increased last year – even in the face of a recession. As noted earlier, First United increased its lending by 8% in 2008.

3.
Banks are not bankrupt – While it is true that special funding facilities have been provided to a few, very large banks, over 98% of America’s banks are well capitalized. And, yes, it is true that 20+ banks have gone under this year, but no depositor has ever lost a dime on insured deposits.

4.
CPP is not a Bailout – As noted in my comments earlier, much has been made of the “bankers’ bailout”. This simply is not true. The Capital Purchase Program was born out of the Troubled Asset Recovery Program and was specifically designed for strong banks. It is money that is in the form of a preferred stock investment, and must be paid back with a very respectable rate of interest.

46

I apologize for the length of this year’s remarks. As our shareholders, I felt it was very important to inform you of the myriad of challenges we have been facing over the last year, and continue to encounter today. I wanted to be sure you understood the strength of your Company, and how we are looking forward to the opportunities that tomorrow holds and how we are preparing for those today. At the very core of our successes are the efforts of a dedicated staff of associates committed to making First United the most outstanding financial institution in our market. On behalf of these fine associates, I thank you for your support and look forward to serving you in the years to come.

Slide 54: Thank You

47

Bill Grant

Chief Executive Officer &
Chairman of the Board

1

Fannie Mae

Freddie Mac

Washington Mutual

Merrill Lynch

AIG

Lehman Brothers

Bear Stearns

Goldman Sachs

3

# *Bankruptcies and Foreclosures*

2007
2008
2009

5

My Bank! DELIVERS SOLUTIONS

Loan Loss Provision

$15,000,000
$10,000,000
$5,000,000
$0
12/31/08 ($12.9 million)
12/31/07 ($2.3 million)

Non-Performing Loans

$30,000,000
$20,000,000
$10,000,000
$0
12/31/08 ($28 million)
12/31/07 ($8.7 million)

6

2009

Working with consumer and commercial customers through difficult economic times.

7

Carissa Rodeheaver

Executive Vice President &
Chief Financial Officer

8

MyBank!
FIRST UNITED
Recession
Housing Crisis
Interest Rates
Public Fear

9

MyBank! DELIVERS SOLUTIONS

Net Income

Millions
$14,000.00
$12,000.00
$10,000.00
$8,000.00
$6,000.00
$4,000.00
$2,000.00
$0.00
2002
2003
2004
2005
2006
2007
2008

10

Asset Growth

$1,900
$1,400
$900
$400
Millions
2002 2003 2004 2005 2006 2007 2008

11

MyBank! DELIVERS SOLUTIONS

Loan Growth

Millions
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
2002
2003
2004
2005
2006
2007
2008

12

MyBank! DELIVERS SOLUTIONS

Deposit Growth

$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
Millions
2002
2003
2004
2005
2006
2007
2008

13

Net Interest Income

Interest Income:

- Loans
- Investments on Securities

Less Interest Expense:

- Savings
- Transaction Accounts
- Time Deposits
- FHLB Borrowings

Equals - Net Interest Income

Trends in Net Interest Income (in millions)

2008	-	$52.2
2007	-	$44.2
2006	-	$40.9
2005	-	$40.3
2004	-	$36.7
2003	-	$34.0
2002	-	$31.8

14

Net Interest Margin

4.09%
3.58%
3.40%
3.49%
3.52%
3.51%
3.68%
4.00%
3.50%
3.00%
2.50%
2.00%
2002
2003
2004
2005
2006
2007
2008

15

Non Interest Income (Fee Income)

Millions
$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
2002
2003
2004
2005
2006
2007
2008

16

MyBank! DELIVERS SOLUTIONS

Non Interest Expense

Millions
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
2002
2003
2004
2005
2006
2007
2008

17

Efficiency Ratio

75.00%
70.00%
65.00%
60.00%
55.00%
50.00%
2002
2003
2004
2005
2006
2007
2008

18

My Bank! DELIVERS SOLUTIONS

Return on Average Equity

15.00%
13.75%
12.50%
11.25%
10.00%
8.75%
7.50%
2002
2003
2004
2005
2006
2007
2008

19

Earnings Per Share

$2.20
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
2002
2003
2004
2005
2006
2007
2008

20

March 31, 2009 Financial Results

• Net Income	$2.1 million
• Loan Growth	($12.0 million)
• Deposit Growth	$.7 million
• Net Interest Margin	3.83%
• Non-Interest Income	$2.6 million
• Non-Interest Expense	$11.0 million
• Efficiency Ratio	64.87%
• Return on Average Equity	9.66%
• Earnings Per Common Share	$.35

22

MyBank! DELIVERS SOLUTIONS

Steve Lantz

Senior Vice President &
Senior Lending Officer

24

Loans Outstanding as of December 31, 2008
(Dollars in Thousands)

	2008	2007	2006	2005
Commercial	$575,962	$492,302	$408,361	$404,681
Residential Real Estate	$403,768	$384,420	$359,601	$337,559
Consumer Installment	$140,234	$153,393	$181,574	$193,275

25

Robin Murray

Senior Vice President &
Director of Retail Banking

26

My Bank! First United Bank & Trust
Quarterly Deposit Growth
2007 & 2008

$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
1st Quarter
2nd Quarter
3rd Quarter
4th Quarter
2007
2008

27

Deposit Growth - 12 Month Period Ending June 2008 (FDIC Deposit Data)

8.0%
6.0%
4.0%
2.0%
0.0%
6.2%
1.7% *
4.8% *
First United Bank & Trust
Maryland Bank Average
National Bank Average

The Retail Team continues to excel in deposit growth efforts, outpacing Statewide and National deposit growth rates by appreciable margins. Overall, Maryland banks experienced the lowest deposit growth (1.7%) since 1996, but First United bucked the trend and grew its deposit base by over $66 million, or 6.2%.

* Source: December 23, 2008, Edition of Gazette.net, Maryland Community Newspapers Online

28

Growing Relationships through Team Sales Strategies

29

2009 Initiatives

Community
Oriented
Business
Owner

- *Community Oriented Business Owners*
- *Community Involvement*
- *Unique Market Level Activities*
- *"Word of Mouth" Marketing*

30

MyBank! DELIVERS SOLUTIONS

My Bank!.......Moving Forward!

Celebrating Baughman's Lane
Grand Opening
In
Frederick , MD

MyBank!
FIRST UNITED
Bank & Trust
102

Suncrest Town Centre Office
Grand Opening Scheduled for
June In
Morgantown, WV

31

Rick Thayer

Senior Vice President &
Director of Marketing &
Strategic Planning

32

My Bank! First United Bank & Trust

- Our Vision
  - Uncommon commitment to service and solutions.

- Our Mission
  - To enrich the lives of our customers, our employees and our shareholders through uncommon service and effective financial solutions.

- Our Critical Success Factors
  - Effective Communication
  - Employee Enablement
  - Kaizen (Continuous Improvement)
  - Retail Orientation

33

My Bank! DELIVERS SOLUTIONS

Why Take A Chance
With Your Business?
FIRST UNITED
Insurance Group
6 N. East Street, Suite 201
Frederick, MD 21701
301-662- 5023

Customized Insurance Solutions for
Frederick Business Owners
It's Not Just About Reducing Costs.
It's About Minimizing Risk.
First United Insurance Group helps identify key risks facing your organization by personally reviewing your insurance requirements. Then we deliver the best coverage at competitive prices from the most financially secure insurance carriers. Customized solutions... not off-the-shelf products.
Call Ken Colaianne or Tim Jansen, Commercial Lines Account Executives
Riverside | Ballenger Creek | Myersville | Everedy Square
Coming Soon: Baughmans Lane
301-662- 5023
Ken
Colaianne
Tim
Jansen
FIRST UNITED
Insurance Group

34

"WE KNOW WHAT MATTERS MOST"
Your Future.
In today's economy, few individuals have the experience and resources to go it alone. We have the strength and expertise to implement customized strategies for your individual circumstances, goals and outlook.
No Cost Evaluation | Confidentiality | More Than 50 Years of Asset Management
As Trust and Investment Professionals, we are held to a higher fiduciary standard. By law we are required to act solely in the best interest of our client.
"We believe in a fiduciary relationship because it's based on trust. There are no doubts about our motivation."
Call for prompt direct access to a fiduciary
Jason Sweitzer, Trust & Investment Sales Officer
888-423-2288
jsweitzer@mybank4.com
Star City | Sabraton | Suncrest
FIRST UNITED
Trust & Investments
Investments | Estate Planning | Retirement
mybank4.com
Products offered by First United Trust & Investments are not FDIC insured, are not deposits or financial obligations of First United Bank & Trust, are not guaranteed by First United Bank & Trust and they may involve risk, including loss of principal. *Consult your tax advisor.

35

MyBank! DELIVERS SOLUTIONS

The President's Club

WELCOME TO
Dollywood
Dollywood
2008

36

Jeannette Fitzwater

Senior Vice President &
Director of Human Resources

37

Eugene Helbig, Jr.

Senior Vice President
& Senior Trust Officer

"WHAT MATTERS MOST"

Trust.

38

myBank! DELIVERS SOLUTIONS

"WHAT MATTERS MOST"
Trust.

Trust Department Market Value

600,000,000
500,000,000
400,000,000
300,000,000
200,000,000
100,000,000
-
1977
1979
1981
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
$472,427,780
Market Value

39

MyBank! DELIVERS SOLUTIONS

Trust Department Income

"WHAT MATTERS MOST"
Trust.

4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
1977
1979
1981
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
$4,029,358
Income

40

MAP Performance Review

5 Years Ended 2008 (5 Year Average)

"WHAT MATTERS MOST"
Trust.

MAP Objective	MAP Return	Blended Index	MAP Over (Under) Index
Tax Free	1.40%	2.84%	-1.44%
Bond Income	4.53%	2.14%	2.39%
Fixed Income	3.15%	1.23%	1.92%
Growth/Income	3.39%	1.16%	2.23%
Balance	3.50%	0.98%	2.52%
Growth	3.27%	0.54%	2.73%
Aggressive Growth	3.38%	0.31%	3.07%
		Avg. All Models	1.92%
		Avg. Ex-Bond Inc.	2.48%

S&P 500	-2.19%
Dow Industrials	-1.11%
NASDAQ	-4.67%

41

MyBank! DELIVERS SOLUTIONS

"WHAT MATTERS MOST"
Trust.

Balanced MAP Objective
Growth of $1,000,000

$2,000,000
$1,000,000
$0
2001
2003
2005
2007
$1,146,439
$718,078
9 Years Ending 12/31/08
(From Beginning of Last Major Bear Market)
Balanced MAP
S&P 500

Not a deposit - Not FDIC insured - Not guaranteed by the bank - May lose value - Not insured by any government agency

42

MyBank! DELIVERS SOLUTIONS

"WHAT MATTERS MOST"
Trust.

Noteworthy Points from 2008

- Customer Service retains customer accounts
- New Business Development meets 89% of goal
- Regular communication – Economic Conference Calls can be found at mybank4.com
- Prudently applying Fiduciary Standards

43

MyBank! DELIVERS SOLUTIONS

Val Teagarden

First United Insurance Group
Chief Executive Officer

44

Jason Rush

Senior Vice President &
Director of Operations & Support

45

MyBank! DELIVERS SOLUTIONS

First United Bank & Trust | Checking | Banking | Loans | Deposits | Savings | Online Banking - Windows Internet Explorer
https://www.mybank4.com/
MyBank! FIRST UNITED Bank & Trust
Call us today at 1-888-mybank4 (888-692-2654)
Mon. - Fri. 8 a.m. - 10 p.m. and Sat. 8:30 a.m. - 4 p.m.
Home | Locations | About | Careers | Investors | Support | Contact Us
Personal Internet Banking
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My Life
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Solutions for your Community
Community Links
Bank & Community News
"My Bank is honest, hardworking and hometown...just like me. They're big enough to get me competitive rates and just the right size to remember my name every time I drop by. Why wouldn't you bank here?"
Richard Tydings, Sole Proprietor
Reliable Craftsmanship
MyBank! DELIVERS SOLUTIONS
Solutions Center
Finalize your account
Open Accounts: Deposits
BUSINESS OWNERS:
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46

# *Lean Tools*

Many useful tools are built upon the Lean Fundamentals:

Customer
QFD
Takt
VOC
TOC
Materials Systems
Production Smoothing
Flow / Pull
SMED
Just in Time
People
Policy Deployment
OD
CI Teams
Designed in Quality
DOE
Autonomation
Visual Control
DFM
FMEA
Stability
MSA
SPC
5S
Standard Work
TPM

The most commonly used Lean Tools are:

- Standard Work
- 5S / Visual Mgmt.
- Pull Systems
- Setup Reduction
- Cellular Production
- Total Productive Maintenance

47

Bill Grant

Chief Executive Officer &
Chairman of the Board

48

MyBank! DELIVERS SOLUTIONS

First United

- Well capitalized and strong
- Profitable
- Paying dividends

50

Evaluating Performance

- Non-Performing Assets as a Percent of Assets
- Return on Equity
- The Efficiency Ratio

51

108
YEARS
Resilience
... Our Foundation For The Future
FIRST UNITED
CORPORATION
2008 Annual Report

52

MyBank! DELIVERS SOLUTIONS

Dispelling the misperceptions of banks…

- Traditional Banks are the solution, not the problem.
- Banks are lending.
- Banks are not bankrupt.
- CPP is not a bailout.

53

My Bank! DELIVERS SOLUTIONS